EXHIBIT 10(a)



                               WRITTEN CONSENT OF

                               EDWIN L. KERR, ESQ

To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-48140) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,


/s/ Edwin L. Kerr
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Edwin L. Kerr, Counsel
PHL Variable Insurance Company




Dated December 29, 2000